EXHIBIT 10.16



January 9, 1998

TO:      BONNIE DEXTER-WOLTERSTORFF

FROM:    LINDA NASH MERKER



This letter is to confirm our mutual understanding of the arrangement you have discussed and agreed upon with respect to your Separation from Loehmann's Inc. The following provisions represent both your benefit entitlement and the additional considerations which have been agreed upon in order to reach this agreement. As agreed, neither the specific terms nor the existence of this agreement will be disclosed by you to anyone except as required by law or for the purpose of obtaining advice as provided for herein.


1. Your employment with Loehmann's will be final on February 3, 1998. All verbal or written inquiries made of either Loehmann's, Inc. or members of the Senior Management team, will be responded to with a confirmation of Voluntary Resignation versus Termination.


2. If the terminated member of senior management has not obtained other employment at the end of her severance, Loehmann's agrees to pay, on a month to month basis, her salary for a period of up to and including six (6) months. During this time, severance will be terminated if she accepts other employment and will be mitigated if employment is of a non-permanent nature. These payments, unless otherwise terminated by acceptance of other employment, will continue even if the Company is sold or enters into any form of Bankruptcy (Chapter 11 or 7).


3. For the period 3/l/98 through 2/28/99, if Ms. Dexter-Wolterstorff has not obtained other employment with available coverage, she will continue to have group medical insurance at no cost to her. Beginning on 3/l/99, if she has not obtained other employment which entities her to benefits, she will be eligible to continue


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health coverage in accordance with COBRA, for the remaining six (6) months or until otherwise eligible for health care coverage, whichever occurs first.


4. Your regular 401K benefits will be payable to you in accordance with the terms of the 401K Plan. These payments will be made in accordance with the terms of the 401K Plan for a resignation or retirement, not termination.


5. All of your vested stock options, including vested 1997 options, will be made available to you to purchase and sell after 2/3/98.


6. You understand that any and all payments, encompassed within items 1 through 5 above, will be subject to such tax treatment as applies, and to such deductions, if any, as may be required under applicable tax laws.


7. Upon completion of all severance payments, if you have not accepted other employment, Loehmann's, Inc. will not contest any claim made for unemployment benefits.


8. You agreed that you will take no action which is intended, or would reasonably be expected, to harm Loehmann's Inc., the officers or employees of each ("the Company"), impair the Company's reputation, or lead to unwanted or unfavorable publicity to the Company, nor will you disclose any confidential or proprietary information obtained by you in the course of your employment. Nothing herein shall preclude you from accepting any other employment, including employment with a competing retailer.


9. Loehmann's, Inc., the officers or employees of each ("The Company") agree that they will take no action which is intended, or would reasonably be expected, to harm Bonnie Dexter-Wolterstorff, impair her reputation, or lead to unwanted or unfavorable publicity concerning her.


10. You agree that the terms, existence and circumstances surrounding this Agreement shall be and remain confidential and shall not be disclosed to anyone except as required by law or for the purpose of obtaining advice as provided for herein.


11. In consideration for the Company's commitment to the various arrangements described in the preceding paragraphs, and in lieu of any other benefits of payments, as a full and final mutual settlement, you hereby release and discharge Loehmann's Inc., and the current and former directors, officers, shareholders, agents and employees of each, and each of their predecessors, successors and assigns, (herein "The Loehmann's Entity") from any and all claims and causes of action (except for the payments and benefits specifically set forth in this Agreement) arising out of or related to your employment or separation from employment,


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

including, but not limited to, any claims for severance pay, vacation pay, or other compensation, race, color, national origin, ancestry, religion, marital status, sexual orientation, pregnancy, disability (as defined by the Americans with Disabilities Act, or any other federal, state or local law), age or other unlawful discrimination (under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act, as amended, or any other federal, state, or local laws), breach of implied or express contracts, breach of promises, misrepresentation, fraud, estoppel or wrongful discharge, that you, your heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of this Agreement. It is further agreed that you have not and will not institute any complaint, lawsuit, or action at law or otherwise against the Loehmann's Entity and shall hold the Loehmann's Entity harmless against such actions (except, of course, for the right to the various payments and benefits specified in this Agreement which describes the complete arrangements to which we agree).


12. It is expressly understood and agreed that this settlement and the effectuation of its terms do not constitute an admission or statement by any party that Loehmann's has acted unlawfully or is otherwise liable. It is further agreed that evidence of this settlement, its terms or the circumstances surrounding the parties entering into this Agreement, shall be inadmissible in any action or lawsuit of any kind, except an action for alleged breach of this Agreement.


13. This agreement contains the entire understanding of the parties hereto and supersedes and revokes any and all prior agreements, discussions, negotiations or understandings between the parties.


14. You agree to return to Loehmann's all documents, software, equipment, and all other materials belonging to Loehmann's, including but not limited to, your Loehmann's computer, modem, printer, identification, keys, etc., wherever such items may be located, together with all copies (in whatever form they exist) of all materials related to your employment or obtained or created in the course of your employment with Loehmann's.


15. If any section of this Agreement should be held invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any section is restrained by such tribunal, the application of any and all other sections, other than those which have been held invalid, shall not be affected.


16. You have the right to consult with an attorney to review this Agreement and are encouraged to do so.


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

17. You have twenty-one (21) days to consider this Agreement from the date it was first given to you although you may accept it anytime within those twenty-one (21) days.


18. You have seven (7) days after signing this Agreement to revoke it by notifying Loehmann's, in writing, of such revocation within the seven (7) day period. However, if you do not revoke your signature, the Agreement will become effective on the eighth day after you sign it ("Effective Date").


If the arrangements we have discussed and agreed upon are accurately set forth above, please confirm your approval and acceptance of our agreement by signing the enclosed copy of this Agreement, and returning the copy to me.



                                                Linda Nash Merker
                                                Vice President-Human Resources


         I acknowledge that I have carefully read this agreement and understand all of its terms including the full and final release of claims set forth above. I further acknowledge that I have voluntarily entered into this agreement, that I have not relied upon any representation or statement, written or oral, not set forth in this agreement and that I have been given the opportunity and encouraged to have this agreement reviewed by my attorney and tax advisor. I also acknowledge that I have been afforded 21 days to consider this agreement and that I, or Loehmann's, have 7 days after signing this agreement to revoke it by notifying the other party, in writing, of such revocation. If neither party has revoked this agreement, the agreement will become effective on the eighth day after I have signed it (the "effective date").


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